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Each MFS state municipal bond fund, each a series of MFS Municipal Series Trust, changed its disclosure under Investment Objective from "...is to provide current income exempt from federal income tax and personal income tax, if any, of the state to which its name refers" to "...is to seek total return with an emphasis on income exempt from federal income tax and personal income tax, if any, of the
named  state,  but  also  considering  capital   appreciation,"  and  added  the
disclosure under Principle Investment Strategies "MFS may invest 25% or more of the fund's total assets in municipal instruments that finance similar projects, such as those relating to education, healthcare, housing, utilities, water or sewers" as described in Post-Effective Amendment No. 47 to the Registration Statement (Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on May 29, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Municipal Income Fund, a series of MFS Municipal Series Trust, changed its disclosure under Investment Objective from "...is to provide as high a level of current income exempt from federal income tax as is considered consistent with prudent investing while seeking protection of shareholders' capital" to "...is to seek total return with an emphasis on income exempt from federal income tax but also considering capital appreciation," and under Principal Investment Policies and Strategies added the disclosure "MFS may invest 25% or more of the fund's total assets in municipal instruments that finance similar projects, such as those relating to education, healthcare, housing, utilities, water or sewers" as described in Post-Effective Amendment No. 47 to the Registration Statement (Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on May 29, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.